Exhibit 10.1

PINEAPPLE FINANCIAL INC.

2022 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1	Establishment of the Plan.

The following is the 2022 Omnibus Equity Incentive Compensation Plan (the “Plan”) of PINEAPPLE FINANCIAL INC. (the “Company”) pursuant to which stock-based compensation Awards (as defined below) may be granted to eligible Participants (as defined below).

The Plan permits the grant of Options, Restricted Share Units, and Performance Share Units (as such terms are defined below). The Plan was approved by the Board (as defined below) on December 20, 2022 and will be effective as of the date the Plan is approved by shareholders of the Company (the “Effective Date”) until the earlier of (i) the date it is terminated by the Board in accordance with the Plan, and (ii) 10 years after the Effective Date.

1.2	Purpose of the Plan.

The purpose of the Plan is to:

(i)	provide the Company with a mechanism to attract, retain and motivate highly qualified directors, officers, employees and consultants;

(ii)	align the interests of Participants with that of other shareholders of the Company generally; and

(iii)	enable and encourage Participants to participate in the long-term growth of the Company through the acquisition of Shares (as defined below) as long-term investments.

ARTICLE 2

DEFINITIONS

2.1	Definitions.

Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended, such term shall be capitalized.

“Account” means a notional account maintained for each Participant on the books of the Company which will be credited with Share Units, as applicable, in accordance with the terms of this Plan.

“Affiliate” has the meaning ascribed thereto in the OSA.

“Award” means, individually or collectively, a grant under the Plan of Options, or Share Units, in each case subject to the terms of the Plan.

“Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate of the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan; or (ii) a written statement issued by the Company or an Affiliate of the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.

“Blackout Period” means a period of time during which the Participant cannot sell Shares, due to applicable law or policies of the Company in respect of insider trading.

“Board” or “Board of Directors” means the Board of Directors of the Company as may be constituted from time to time.

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when Canadian chartered banks are generally open for business in Toronto, Ontario for the transaction of banking business.

“Cause” means (i) if the Participant has a written agreement pursuant to which he or she offers his or her services to the Company and the term “cause” is defined in such agreement, “cause” as defined in such agreement; or otherwise (ii) (A) the inability of the Participant to perform his or her duties due to a legal impediment such as an injunction, restraining order or other type of judicial judgment, decree or order entered against the Participant; (B) the failure of the Participant to follow the Company’s reasonable instructions with respect to the performance of his or her duties; (C) any material breach by the Participant of his or her obligations under any code of ethics, any other code of business conduct or any lawful policies or procedures of the Company; (D) excessive absenteeism, flagrant neglect of duties, serious misconduct, or conviction of crime or fraud; and (E) any other act or omission of the Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.

“Change of Control” means the occurrence of any one or more of the following events:

(i)	a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company as a result of which the holders of Shares prior to the completion of the transaction hold or beneficially own, directly or indirectly, less than 50% of the outstanding Voting Securities of the successor corporation after completion of the transaction;

(ii)	the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company and/or any of its subsidiaries to any other person or entity, other than a disposition to a wholly-owned subsidiary in the course of a reorganization of the assets of the Company and its subsidiaries;

(iii)	a resolution is adopted to windup, dissolve or liquidate the Company;

(iv)	an acquisition by any person, entity or group of persons or entities acting jointly or in concert of beneficial ownership of more than 50% of the Shares; or

(v)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” means the Board or if so delegated in whole or in part by the Board, the Compensation Committee of the Board, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

“Company” means Pineapple Financial Corp.

“Consultant” means a Person engaged to provide management and/or consultant services (including property management or property development services or investor relation activities) to the Company or an Affiliate, other than services provided in relation to a “distribution” (as defined in under applicable securities law).

“Corporate Reorganization” has the meaning ascribed thereto in Section 4.4.

“Designated Broker” means a broker who is independent of, and deals at arm’s length with, the Company and its Affiliates and is designated by the Company.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Disability” means the disability of the Participant which would entitle the Participant to receive disability benefits pursuant to the long-term disability plan of the Company (if one exists) then covering the Participant, provided that the Board may, in its sole discretion, determine that, notwithstanding the provisions of any such long-term disability plan, the Participant is permanently disabled for the purposes of the Plan.

“Dividend Equivalent” means additional Share Units credited to a Participant’s Account as a dividend equivalent pursuant to Section 7.8 .

“Employee” means any employee or officer of the Company or an Affiliate of the Company. Directors who are not otherwise employed by the Company or an Affiliate of the Company shall not be considered Employees under the Plan.

“Exchange” means the NASDAQ Capital Market or, if the Shares are not listed and posted for trading on the NASDAQ Capital Market at a particular date, such other stock exchange or trading platform upon which the Shares are listed and postedfor trading and which has been designated by the Board.

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Option, if applicable.

“Fixed Share Award” means any Award of Share Units, in each case subject to the terms of the Plan. “Fixed Share Award Limit” has the meaning ascribed thereto in Section 4.1(b).

“FMV” means, as of any date: (i) if the Shares are not then publicly traded, the fair market value of such Shares on the day immediately preceding such date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the volume weighted average trading price of the Shares for the five Trading Days immediately preceding such date on the Exchange or the principal securities exchange on which the majority of the trading in the Shares occurs or, if the Shares are not then listed and posted for trading on the Exchange or any securities exchange, but are traded in the over-the-counter market, the volume weighted average trading price of the Shares for the five Trading Days immediately preceding such date.

“Good Reason” a resignation or Retirement following a Change of Control shall be considered to be for good reason if any of the following occur without the consent of the Participant:

(i)	a substantial and detrimental alteration of his or her position or title or in the nature or status of his or her responsibilities from those in effect immediately prior to the Change of Control,

(ii)	a reduction of 10% or more of his or her base salary or target bonus and cancellation of applicable compensation plans and the failure to replace those plans with substantially comparable plans;

(iii)	the failure to continue to provide employment benefits and perquisites comparable to those enjoyed immediately prior to the Change of Control; or

(iv)	the Participant being relocated to an office or location that is 50 kilometres or more from the current location where he or she is employed.

“Insider” shall have the meaning ascribed thereto in Section 1(1) of the OSA.

“Investor Relations Activities” means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(a)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

(i)	to promote the sale of products or services of the Company, or

(ii)	to raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(b)	activities or communications necessary to comply with the requirements of:

(i)	applicable securities laws;

(ii)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Company;

(c)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(i)	the communication is only through the newspaper, magazine or publication, and

(ii)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(d)	activities or communications that may be otherwise specified by the Exchange.

“ITA” means the Income Tax Act (Canada), as it may be amended from time to time.

“Market Price” means, with respect to any particular date as of which the Market Price is required to be determined, (a) if the Shares are then listed on the Exchange, the closing price of the Shares on the Exchange on the last Trading Day prior to such particular date; (b) if the Shares are not then listed on the Exchange, the closing price of the Shares on any other stock exchange on which the Shares are then listed (and, if more than one, then using the stock exchange on which a majority of trading in the Shares occurs) on the last Trading Day prior to such particular date; or (c) if the Shares are not then listed on any stock exchange, the value as is determined solely by the Committee, acting reasonably and in good faith, and such determination shall be conclusive and binding on all Persons.

“Non-Employee Director” means a Director who is not an Employee.

“Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time subject to the terms of the Plan and applicable Award Agreement.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as specified in the applicable Award Agreement.

“OSA” means the Securities Act (Ontario), as it may be amended from time to time.

“Outstanding Issue” means the number of Shares that are issued and outstanding as at a specified time, on a non- diluted basis.

“Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award, or who has an outstanding Award granted under the Plan or the Predecessor Plan.

“Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Share Unit.

“Performance Period” means the period determined by the Committee at the time any Share Unit is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Committee with respect to such Share Unit is to be measured.

“Performance Share Unit” and “PSU” has the meaning set out in Section 7.1.

“Person” shall have the meaning ascribed to such term in Section 1(1) of the OSA.

“Redemption Date” has the meaning set out in Section 7.6.

“Restricted Share Unit”, and “RSU” has the meaning set out in Section 7.1.

“Retirement” or “Retire” means a Participant’s permanent withdrawal from employment or office with the Company or an Affiliate of the Company on terms and conditions accepted and determined by the Board.

“Shares” means common shares in the capital of the Company.

“Share Unit Outside Expiry Date” has the meaning set out in Section 7.6(d).

“Share Units” means a right awarded to a Participant to receive a payment as provided in Article 7 hereof and subject to the terms and conditions of this Plan.

“Termination Date” means the date on which a Participant ceases to be eligible to participate under the Plan as a result of a termination of employment, officer position, board service or consulting arrangement with the Company or any Affiliate of the Company for any reason, including death, Retirement, resignation or termination with or without Cause. For the purposes of the Plan, a Participant’s employment, officer position, board service or consulting arrangement with the Company or an Affiliate of the Company shall be considered to have terminated effective on the last day of the Participant’s actual and active employment, officer position or board or consulting service with the Company or the Affiliate whether such day is selected by agreement with the individual, unilaterally by the Company or the Affiliate and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment that follows or is in respect of a period after the Participant’s last day of actual and active employment shall be considered as extending the Participant’s period of employment for the purposes of determining his or her entitlement under the Plan.

“Trading Day” means any day on which the Exchange or other applicable stock exchange is open for trading.

“U.S. Participants” means those Participants that are United States taxpayers.

“U.S. Share Unit Outside Expiry Date” has the meaning set out in Section 7.1.

“Vesting Date” has the meaning set out in Section 7.5.

“Voting Securities” shall mean any securities of the Company ordinarily carrying the right to vote at elections of the Board of Directors and any securities immediately convertible into or exchangeable for such securities.

ARTICLE 3

ADMINISTRATION

3.1	General.

The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Participants, the Company, and all other interested parties. No member of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or Awards granted hereunder. Each member of the Committee shall be entitled to indemnification by the Company with respect to any such determination or action in the manner provided for by the Company and its subsidiaries.

3.2	Authority of the Committee.

The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including grant, exercise price, issue price and vesting terms, whether Awards payout in cash or Shares where applicable, determining any performance goals applicable to Awards and whether such performance goals have been achieved, and, subject to Article 11, adopting modifications and amendments to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the jurisdictions in which the Company and its Affiliates operate.

3.3	Delegation.

The Committee may delegate to one or more of its members any of the Committee’s administrative duties or powers as it may deem advisable; provided, however, that any such delegation must be permitted under applicable corporate law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1	Maximum Number of Shares Available for Awards.

Subject to adjustment pursuant to Section 4.4 hereof, and as may be approved by the Exchange and the shareholders of the Company from time to time:

(a)	the maximum number of Shares reserved for issuance, in the aggregate, pursuant to the exercise of Options granted under this Plan shall be equal to 10% of the Outstanding Issue from time to time. To the extent that an Option lapses, is exercised or the rights of its Participant terminate or are paid out in cash (except in the case of Options which cannot be paid out in cash), any Shares subject to such Option shall again be available for the grant of an Option; and

4.2	Award Grants to Individuals.

(a)	The maximum number of Shares for which Awards may be issued to any one Participant in any 12-month period shall not exceed 5% of the outstanding Shares, calculated on the date an Award is granted to the Participant.

(b)	The maximum number of Shares for which Awards may be issued to any Consultant in a 12-month period or persons (in the aggregate) shall not exceed 2% of the outstanding Shares, calculated on the date an Award is granted to the Consultant or any such person, as applicable.

(c)	The maximum number of Shares for which Options may be issued to all Participants (in the aggregate) retained to provide Investor Relations Activities shall not exceed 2% of the outstanding Shares in any 12-month period, calculated on the date an Award is granted to the Consultant or any such person, and in no event shall a Participant retained to provide Investor Relations Activities be granted Awards other than Options.

4.3	Award Grants to Insiders.

Unless disinterested shareholder approval, is obtained: (i) the maximum number of Shares for which Awards may be issued to Insiders (as a group) at any point in time shall not exceed 10% of the Outstanding Issue and (ii) the aggregate number of Awards granted to Insiders (as a group), within any 12-month period, shall not exceed 10% of the Outstanding Issue, calculated at the date an Award is granted to any Insider.

4.4	Adjustments in Authorized Shares.

In the event of any corporate event or transaction (collectively, a “Corporate Reorganization”) (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, arrangement, amalgamation, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spinoff or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee shall make or provide for such adjustments or substitutions, as applicable, in the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to the Plan, as are equitably necessary to prevent dilution or enlargement of Participants’ rights under the Plan that otherwise would result from such corporate event or transaction. In connection with a Corporate Reorganization, the Committee shall have the discretion to permit a holder of Options to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan and the applicable Award Agreement) and the holder will then accept on the exercise of such Option, in lieu of the Shares that such holder would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that such holder would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, that holder had owned all Shares that were subject to the Option. Such adjustments shall be made automatically, without the necessity of Committee action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares.

The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan as are equitably necessary to reflect such Corporate Reorganization and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 9 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under the Plan in connection with any Corporate Reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1	Eligibility.

Awards under the Plan shall be granted only to bona fide Employees, Non-Employee Directors and Consultants.

5.2	Actual Participation.

Subject to the provisions of the Plan, the Committee may, from time to time, in its sole discretion select from among eligible Employees, Non-Employee Directors and Consultants, those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions and amount of each Award.

ARTICLE 6

OPTIONS

6.1	Nature of Options.

An Option is an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For greater certainty, the Company is obligated to issue and deliver the designated number of Shares on the exercise of an Option and shall have no independent discretion to settle an Option in cash or other property other than Shares issued from treasury. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

6.2	Grant of Options.

Subject to the terms and provisions of the Plan and any shareholder or regulatory approval which may be required, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion.

6.3	Award Agreement.

Each Option grant shall be evidenced by an Award Agreement in such form not inconsistent with the Plan as the Committee may from time to time determine, with reference to the form attached as Exhibit “A, that shall specify the Option Price, the term of the Option, the number of Shares to which the Option pertains, the conditions, if any, upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine.

6.4	Option Price.

The Option Price for each grant of an Option under the Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an Option shall be not less than the Market Price of the Shares on the date of grant.

6.5	Vesting of Options.

Unless otherwise specified in an Award Agreement, and subject to any provisions of the Plan or the applicable Award Agreement relating to acceleration of vesting of Options, Options shall vest equally over a four year period such that 1/4 of the Options shall vest on the first, second, third and fourth anniversary dates of the date that the Options were granted.

6.6	Duration of Options.

Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that, subject to section 6.7, no Option shall be exercisable later than the seventh anniversary date of its grant.

6.7	Blackout Periods.

If the date on which an Option is scheduled to expire occurs during, or within 10 Business Days after the last day of a Black Out Period applicable to such Participant, then the expiry date for such Option shall be extended to the last day of such 10 Business Day period.

6.8	Exercise of Options.

Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.9	Method of Exercise and Payment of Purchase Price.

(a)	Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 6.8 hereof) by the Participant (or by the legal representative ofthe Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Appendix 1 to Exhibit “A”, to the Company at its registered office to the attention of the Chief Financial Officer of the Company (or the individual that the Chief Financial Officer of the Company may from time to time designate) or by giving notice in such other manner as the Company may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by payment, in full, of (a) the Option Price multiplied by the number of Shares specified in such Exercise Notice, and (b) such amount in respect of withholding taxes and other applicable source deductions as the Companymay require under Article 12. Such payment shall be in the form of cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Committee.

(b)	Upon exercise of an Option, the Company shall, as soon as practicable after such exercise and receipt of all payments required to be made bythe Participant to the Company in connectionwithsuch exercise, but no later than ten (10) Business Days following such exercise and payment, forthwith cause the transfer agent and registrar of the Shares either to:

(i)	deliver to the Participant (or to the legal representative of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(ii)	in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the legal representative of the Participant) shall have then paid for and as are specified in such Exercise Notice, which Shares shall be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares.

6.10	Death, Disability, Retirement and Termination or Resignation of Employment.

If the Award Agreement in respect of the grant of Options does not specify the effect of a termination or resignation of employment then the following default rules will apply:

(a)	Death: If a Participant dies while an Employee, Director of, or Consultant to, the Company or an Affiliate of the Company:

(i)	all unvested Options as at the Termination Date shall automatically and immediately vest; and

(ii)	all vested Options (including those that vested pursuant to paragraph (i) above) shall continue to be subject to the Plan and exercisable for a period of 90 days after the Termination Date, provided that any Options that have not been exercised within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(b)	Disability: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability then all Options remain and continue to vest (and are exercisable) in accordance with the terms of the Plan for a period of 12 months after the Termination Date, provided that any Options that have not been exercised (whether vested or not) within 12 months after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(c)	Retirement: If a Participant Retires then the Board shall have the discretion, with respect to such Participant’s Options, to determine: (i) whether to accelerate vesting of any or all of such Options, (ii) whether any of such Options shall be cancelled, with or without payment, and (iii) how long, if at all, such Options may remain outstanding following the Termination Date; provided, however, that in no event shall such Options be exercisable for more than 12 months after the Termination Date.

(d)	Termination for Cause: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their termination for Cause, then all Options, whether vested or not, as at the Termination Date shall automatically and immediately expire and be forfeited.

(e)	Termination without Cause or Voluntary Resignation: If a Participant ceases to be eligible to be a Participant under the Plan for any reason, other than as set out in Sections 6.10(a) to and including 6.10(d), then, unless otherwise determined by the Board in its sole discretion, as of the Termination Date:

(i)	all unvested Options shall automatically and immediately expire and be forfeited; and

(ii)	all vested Options shall continue to be subject to the Plan and exercisable for a period of 90 days after the Termination Date, provided that any Options that have not been exercised within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

6.11	Non-transferability of Options.

An Option granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 6 shall be exercisable during such Participant’s lifetime only by such Participant.

ARTICLE 7

SHARE UNITS

7.1	Nature of Share Units.

A Share Unit is an Award that is a bonus for services rendered in the year of grant, that, upon settlement, entitles the recipient Participant to receive a cash payment equal to the FMV of a Share or, at the sole discretion of the Committee, a Share, and subject to such restrictions and conditions on vesting as the Committeemay determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting may, without limitation, be based on the passage of time during continued employment or other service relationship (sometimes referred to as a “Restricted Share Unit” or “RSU”), the achievement of specified Performance Criteria (sometimes referred to as a “Performance Share Unit” or “PSU”), or both.

Unless otherwise provided in the applicable Award Agreement, it is intended that Share Units awardedto U.S. Participants will be exempt from Code Section 409A under U.S. Treasury Regulation section 1.409A-1(b)(4), and accordingly such Share Units will be settled/redeemed by March 15th of the year following theyear in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A). For greater certainty, upon the satisfaction or waiver or deemed satisfaction of all Performance Criteria and other vesting conditions, the Share Units of U.S. Participants will no longer be subject to a substantialrisk of forfeiture, and will be settled/redeemed by March 15th of the following year (the “U.S. Share Unit Outside Expiry Date”). It is intended that, in respect of Share Units granted to Participants who are not U.S. Participants as a bonus for services rendered in the year of grant, neither the Plan nor any Share Units granted hereunder will constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof. All Share Units granted hereunder shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wagesreceived or receivable by any Participant who is not a U.S. Participant in respect of his or her services to the Company or an Affiliate, as applicable.

7.2	Share Unit Awards.

(a)	Subject to the provisions herein and any shareholder or regulatory approval which may be required, the Committee shall, from time to time by resolution, in its sole discretion, (a) designate the Participants who may receive Share Units under the Plan, (b) fix the number of Share Units, if any, to be granted to each Participant and the date or dates on which such Share Units shall be granted, (c) determine the relevant conditions, vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the Restriction Period of such Share Units, and (d) determine any other terms and conditions applicable to the granted Share Units, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any Award Agreement in respect of the grant of Share Units.

(b)	All Share Units granted herein shall vest in accordance with the terms of the Award Agreement entered into in respect of such Share Units.

(c)	Subject to the vesting and other conditions and provisions in this Plan and in the applicable Award Agreement, each Share Unit awarded to a Participant shall entitle the Participant to receive, on settlement, a cash payment equal to the FMV of a Share, or, at the discretion of the Committee, one Share or any combination of cash and Shares as the Committee in its sole discretion may determine, in each case less any applicable withholding taxes. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Committee to settle any Share Unit, or a portion thereof, in the form of Shares, the Committee reserves the right to change such form of payment at any time until payment is actually made.

7.3	Share Unit Award Agreements.

(a)	The grant of a Share Unit by the Committee shall be evidenced by an Award Agreement in respect of such Share Units in such form not inconsistent with the Plan as the Committee may from time to time determine, with reference to the form attached as Exhibit “B”. Such Award Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreement in respect of Share Units issued under this Plan need not be identical.

(b)	The Award Agreement shall contain such terms that the Company considers necessary in order that the Share Units granted to U.S. Participants will comply with Code Section 409A and any provisions respecting restricted share units in the income tax laws (including, in respect of Participants who are not U.S. Participants, such terms and conditions so as to ensure that the Share Units shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Company.

7.4	Non-transferability of Share Units.

The Share Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the date of settlement through delivery or other payment, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Share Units granted to a Participant under the Plan shall be available during such Participant’s lifetime only to such Participant.

7.5	Vesting of Share Units.

The Committee shall have sole discretion to (a) determine if any vesting conditions with respect to a Share Unit, including any Performance Criteria or other vesting conditions contained in the applicable Award Agreement, have been met, (b) waive the vesting conditions applicable to Share Units (or deem them to be satisfied), and (c) extend the Restriction Period with respect to any grant of Share Units, provided that (i) any such extension shall not result in the Restriction Period for such Share Units extending beyond the Share Unit Outside Expiry Date, and (ii) with respect to any grant of Share Units to a U.S. Participant, such extension constitutes a substantial risk of forfeiture and such Share Units will continue to be exempt from (or otherwise comply with) Code Section 409A. The Company shall communicate to a Participant, as soon as reasonably practicable, the date on which all such applicable vesting conditions in respect of a grant of Share Units to the Participant have been satisfied, waived or deemed satisfied and such Share Units have vested (the “Vesting Date”). Notwithstanding the foregoing, if the date on which any Share Units would otherwise vest falls within a Blackout Period or within nine Business Days after a Blackout Period expiry date, the Vesting Date of such Share Units will be deemed to be the date that is the earlier of (i) ten Business Days after the Blackout Period expiry Date (which ten Business Day period may not be further extended by the Board) and (ii) the Share Unit Outside Expiry Date in respect of such Share Units, provided that in no event will the redemption and settlement of any Share Units of a Participant who is a U.S. Participant be delayed beyond March 15th of the calendar year immediately following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A).

7.6	Redemption / Settlement of Share Units.

(a)	Subject to the provisions of this Section 7.6 and Section 7.7, a Participant’s vested Share Units shall be redeemed in consideration for a cash payment on the date (the “Redemption Date”) that is the earliest of (a) the 15th day following the applicable Vesting Date for such vested Share Units (or, if such day is not a Business Day, on the immediately following Business Day), (b) the Share Unit Outside Expiry Date, and (c) in the case of a U.S. Participant, the U.S. Share Unit Outside Expiry Date.

(b)	Subject to the provisions of this Section 7.6 and Section 7.7, during the period between the VestingDate and the Redemption Date in respect of a Participant’s vested Share Units, the Company (orany Affiliate that is party to an employment or consulting agreement with the Participant whose vested Share Units are to be redeemed) shall, at its sole discretion, be entitled to elect to settle all or any portion of the cash payment obligation otherwise arising in respect of the Participant’s vested Share Units either (a) by the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (b) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant’s benefit.

(c)	Settlement of a Participant’s vested Share Units shall take place on the Redemption Date as follows:

(i)	where the Company (or applicable Affiliate) has elected to settle all or a portion of the Participant’s vested Share Units in Shares issued from treasury:

A.	in the case of Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax and other applicable source deductions in accordance with Article 12; or

B.	in the case of Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax and other applicable source deductions under Article 12, which Shares shall be evidenced by a book positionon the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares;

(ii)	where the Company or an Affiliate has elected to settle all or a portion of the Participant’s vested Share Units in Shares purchased in the open market, by delivery by the Company or an Affiliate of which the Participant is a director, executive officer, employee or consultant to the Designated Broker of readily available funds in an amount equal to the FMV of a Share as of the Redemption Date multiplied by the numberof vested Share Units to be settled in Shares purchased in the open market, less the amountof any applicable withholding tax and other applicable source deductions under Article 12, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(iii)	any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant’s Share Units that the Company or an Affiliate has elected to settle in Shares) shall, subject to satisfaction of any applicablewithholding tax and other applicable source deductions under Article 12, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Company or an Affiliate of which the Participant is a director, executive officer, employee or consultant, in cash, by cheque or by such other payment method as the Company and Participant may agree; and

(iv)	where the Company or an Affiliate has elected to settle a portion, but not all, of the Participant’s vested Share Units in Shares, the Participant shall be deemed to have instructed the Company or an Affiliate, as applicable, to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Article 12 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Company or an Affiliate, as applicable, shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonably practicable. In the event that the cash portion payable to settle a Participant’s Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Company or an Affiliate pursuant to Article 12, Company or an Affiliate, as applicable, shall be entitled to satisfy anyremaining withholding obligation by any other mechanism as may be required or determined by the Company or an Affiliate as appropriate.

(d)	Notwithstanding any other provision in this Article 7, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any Share Units later than December 15th of the third (3rd) calendar year following the end of the calendar year in respect of which such Share Unit is granted (the “Share Unit Outside Expiry Date”).

7.7	Determination of Amounts.

(a)	The cash payment obligation arising in respect of the redemption and settlement of a vested Share Unit pursuant to Section 7.6 shall be equal to the FMV of a Share as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant’s vested Share Units shall, subject to any adjustments in accordance with Section 4.4 and any withholding required pursuant to Article 12, be equal to the FMV of a Share as of the Redemption Date for such vested Share Units multiplied by the number of vested Share Units in the Participant’s Account at the commencement of the Redemption Date (after deducting any such vested Share Units in the Participant’s Account in respect of which the Company (or applicable Subsidiary) makes an election under Section 7.6(b) to settle such vested Share Units in Shares).

(b)	If the Company (or applicable Affiliate) elects in accordance with Section 7.6(b) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant’s vested Share Units by the issuance of Shares, the Company shall, subject to any adjustments in accordance with Section 4.4 and any withholding required pursuant to Article 12, issue to the Participant (or the legal representative of the Participant, if applicable), for each vested Share Unit which the Company (or applicable Affiliate) elects to settle in Shares, one Share.

7.8	Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Committee in its sole discretion, be awarded as a bonus for services rendered in the year in respect of unvested Share Units in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant’s Account in additional Share Units, the number of which shall be equal to a fraction where the numerator is the product of (a) the number of Share Units in such Participant’s Account on the date that dividends are paid multiplied by (b) the dividend paid per Share and the denominator of which is the FMV of a Share calculated as of the date that dividends are paid. Any additional Share Units credited to a Participant’s Account as a Dividend Equivalent shall be subject to the same terms and conditions (including vesting, Restriction Periods and expiry) as the Share Units in respect of which such additional Share Units are credited. In the event that the Participant’s applicable Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant.

ARTICLE 8

BENEFICIARY DESIGNATION

8.1	Beneficiary.

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times as prescribed by the Committee and by using such forms and following such procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the beneficiary shall be the Participant’s estate.

8.2	Discretion of the Committee.

Notwithstanding the provisions above, the Committee may, in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 8, or both, in favor of another method of determining beneficiaries.

ARTICLE 9

RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

9.1	Employment.

Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate of the Company to terminate any Participant’s employment, consulting or other service relationship with the Company or the Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or the Affiliate.

Neither an Award nor any benefits arising under the Plan shall constitute part of an employment or service contract with the Company or an Affiliate of the Company, and, accordingly, subject to the terms of the Plan, the Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee or the Board without giving rise to liability on the part of the Company or its Affiliates for severance payments or otherwise, except as provided in the Plan.

For purposes of the Plan, unless otherwise provided by the Committee, a transfer of employment of a Participant between the Company and an Affiliate or among Affiliates of the Company, shall not be deemed a termination of employment. The Committee may provide, in a Participant’s Award Agreement or otherwise, the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate of the Company shall not be deemed a termination of employment for purposes of an Award.

9.2	Participation.

No Employee or other Person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award, or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

9.3	Rights as a Shareholder.

A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the holder of such Shares.

ARTICLE 10

CHANGE OF CONTROL

10.1	Change of Control and Termination of Employment.

Subject to Section 10.2, if there is a Change of Control, any Awards held by a Participant shall automatically vest following such Change of Control, on the Termination Date, if the Participant is an Employee, officer or a Director and their employment, or officer or Director position is terminated or they resign for Good Reason within 12 months following the Change of Control, provided that no acceleration of Awards shall occur in the case of a Participant that was retained to provide Investor Relations Activities unless the approval of the Exchange is either obtained or not required.

10.2	Discretion of Board.

Notwithstanding any other provision of the Plan, in the event of an actual or potential Change of Control, the Board may, in its sole discretion, without the necessity or requirement for the agreement of any Participant: (i) accelerate, conditionally or otherwise, on such terms as it sees fit (including, but not limited to those set out in paragraphs (iii) and (iv) below), the Vesting Date of any Awards, (ii) permit the conditional redemption or exercise of any Awards, on such terms as it sees fit, (iii) otherwise amend or modify the terms of any Awards, including for greater certainty by (1) permitting Participants to exercise or redeem any Awards to assist the Participants to participate in the actual or potential Change of Control, or (2) providing that any Awards exercised or exercised shall be exercisable or redeemed for, in lieu of Shares, such property (including shares of another entity or cash) that shareholders of the Company will receive in the Change of Control, and (iv) terminate, following the successful completion of a Change of Control, on such terms as it sees fit, the Awards not exercised or redeemed prior to the successful completion of such Change of Control.

10.3	Non-Occurrence of Change of Control.

In the event that any Awards are conditionally exercised pursuant to Section 10.2 and the Change of Control does not occur, the Board may, in its sole discretion, determine that any (i) Awards so exercised shall be reinstated as the type of Award prior to such exercise, and (ii) Shares issued be cancelled and any exercise or similar price received by the Company shall be returned to the Participant.

10.4	Agreement with Purchaser in a Change of Control.

In connection with a Change of Control, the Board may be permitted to condition any acceleration of vesting on the Participant entering into an employment, confidentiality or other agreement with the purchaser as the Board deems appropriate.

ARTICLE 11

AMENDMENT AND TERMINATION

11.1	Amendment and Termination.

The Committee may, at any time, suspend or terminate the Plan. Subject to compliance with any applicable law, the Committee may also, at any time, amend or revise the terms of the Plan and any Award Agreement. No such amendment of the Plan or Award Agreement may be made if such amendment would materially and adversely impair any rights arising from any Awards previously granted to a Participant under the Plan without the consent of the Participant or the representatives of his or her estate, as applicable.

11.2	Reduction of Option Price or Grant Price.

Disinterested shareholder approval shall be obtained for any reduction in the Option Price of an Option if the Participant is an Insider of the Company at the time of the proposed amendment.

ARTICLE 12

WITHHOLDING

12.1	Withholding.

The Company or any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or the Affiliate, an amount sufficient to satisfy federal, provincial and local taxes or domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising from or as a result of the Plan or any Award hereunder. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold and sell Shares or the Participant making such other arrangements, including the sale of Shares, in either case on such conditions as the Committee specifies.

12.2	Acknowledgement.

Participant acknowledges and agrees that the ultimate liability for all taxes legally payable by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any taxes in connection with any aspect of the Plan, and (ii) does not commit to and is under no obligation to structure the terms of the Plan to reduce or eliminate Participant’s liability for taxes or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction, Participant acknowledges that the Company may be required to withhold or account for taxes in more than one jurisdiction.

ARTICLE 13

SUCCESSORS

13.1	Successors.

The Company Any obligations of the Company or its Affiliates under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or its Affiliates, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the businesses and/or assets of the Company or the Affiliate, as applicable.

ARTICLE 14

GENERAL PROVISIONS

14.1	Delivery of Title.

The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	completion of any registration or other qualification of the Shares under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable.

14.2	Investment Representations.

The Committee may require each Participant receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

14.3	Uncertificated Shares.

To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law.

14.4	No Fractional Shares.

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

14.5	Other Compensation and Benefit Plans.

Nothing in the Plan shall be construed to limit the right of the Company or an Affiliate of the Company to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program or arrangement.

14.6	No Constraint on Corporate Action.

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or its Affiliates’ right or power to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or its Affiliates to take any action which such entity deems to be necessary or appropriate.

14.7	Compliance with Canadian Securities Laws.

All Awards and the issuance of Shares underlying such Awards issued pursuant to the Plan will be issued pursuant to an exemption from the prospectus requirements of Canadian securities laws where applicable.

14.8	Compliance with U.S. Securities Laws.

All Awards and the issuance of Shares underlying such Awards issued pursuant to the Plan will be issued pursuant to the registration requirements of the U.S. Securities Act of 1933, as amended or an exemption from such registration requirements. If the Awards or Shares are not so registered and no such registration exemption is available, the Company shall not be required to issue any Shares otherwise issuable hereunder.

ARTICLE 15

LEGAL CONSTRUCTION

15.1	Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.2	Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3	Requirements of Law.

The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any regulatory body, governmental agencies or securities exchanges as may be required. The Company or an Affiliate of the Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company or an Affiliate of the Company to obtain authority from any regulatory body, governmental agencies or securities exchanges having jurisdiction, which authority is deemed by the Company or the Affiliate to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or the Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.4	Governing Law.

The Plan and each Award Agreement shall be governed by the laws of the Province of British Columbia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

15.5	Compliance with Section 409A of the Code.

(a)	To the extent the Plan is applicable to a particular Participant subject to the Code, it is intended that the Plan and any Awards made hereunder shall not provide for the payment of “deferred compensation” within the meaning of Section 409A of the Code or shall be structured in a manner and have such terms and conditions that would not cause such a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. The Plan and any Awards made hereunder shall be administrated and interpreted in a manner consistent with this intent.

(b)	To the extent that any amount or benefit in favour of a Participant who is subject to the Code would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change of Control or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless: (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the description or definition of “change in control event,” “disability,” or “separation from service,” as the case may be, in Section 409A of the Code and applicable proposed or final Treasury regulations thereunder, and (ii) the payment or distribution of such amount or benefit would otherwise comply with Section 409A of the Code and not subject the Participant to taxes and interest pursuant to Section 409A of the Code. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.

(c)	The Committee shall use its reasonable discretion to determine the extent to which the provisions of this Section 15.5 will apply to a Participant who is subject to taxation under the ITA.

EXHIBIT “A”

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between PINEAPPLE FINANCIAL CORP. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	(the “Grant Date”),

2.	(the “Participant”)

3.	was granted _______________ options (“Options”) to purchase common shares of the Company (each, a “Share”), in accordance with the terms of the Plan, which Options will bear the following terms:

(a)	Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of CAD$[●] per Share (the “Option Price”)at any time prior to expiry on [●] (the “Expiration Date”).

(b)	Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, the aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Options are denominated in Canadian dollars (CAD$).

4.	The Options shall be exercisable only by delivery to the Company of a duly completed and executed notice in the form attached to this Option Agreement (the “Exercise Notice”), together with (a) payment of the Option Price for each Share covered by the Exercise Notice, and (b) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice.Any such payment to the Company shall be made by certified cheque or wire transfer in readilyavailable funds.

5.	Subject to the terms of the Plan, the Options specified in an Exercise Notice shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Company pursuant to paragraph 4 of this Option Agreement.

6.	The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise of Options) that:

(a)	the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Company that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b)	the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c)	the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and doesnot desire to utilize a registrant in connection with evaluating such merits and risks;

(d)	the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e)	the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise of any Options, as provided in Article 14 of the Plan;

(f)	this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him or her in accordance with its terms; and

(g)	the execution and delivery of this Option Agreement and the performance of theobligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Company is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

7.	The Participant: (a) acknowledges and represents that the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

8.	This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised) constitutes the entire agreement of the Company and the Participant (collectively, the “Parties”) with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Company and the Participant have executed this Option Agreement as of _______, 20___ .

PINEAPPLE FINANCIAL CORP.

Per:
Authorized Signatory

[NAME OF PARTICIPANT]

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

APPENDIX 1 TO EXHIBIT “A”

FORM OF OPTION EXERCISE NOTICE

TO:	PINEAPPLE FINANCIAL CORP.

This Exercise Notice is made in reference to the Omnibus Share Incentive Plan (the “Plan”) of PINEAPPLE FINANCIAL CORP. (the “Company”).

The undersigned (the “Participant”) holds options (“Options”) under the Plan to purchase [●] common shares of the Company (each, a “Share”) at a price per Share of CAD$[●] (the “Option Price”) pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Company dated [●] (the “Option Agreement”). The Participant confirms the representations and warranties contained in the Option Agreement.

The Participant hereby:

irrevocably gives notice of the exercise of ___________Options held by the Participant pursuant to the Option Agreement at the Option Price, for an aggregate exercise price of CAD$ _________(the "Aggregate Option Price"), on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Company or evidence of wire transfer to the Company in full satisfaction of the Aggregate Option Price.

☐

The Participant acknowledges and agrees that: (i) in addition to the Aggregate Option Price, the Company may require the Participant to also provide the Company with a certified cheque or evidence of wire transfer equal to the amount of any applicable withholding taxes associated with the exercise of such Options, before the Company will issue any Shares to the Participant in settlement of the Options; and (ii) the Company shall have the sole discretion to determine the amount of any applicable withholding taxes associated with the exerciseof such Options, and shallinform the Participant of suchamount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

Registration: The Shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned andare to be delivered, as directed below:

Name:

Address:

Date	Name of Participant

Signature of Participant

EXHIBIT “B”

FORM OF AWARD AGREEMENT FOR SHARE UNITS

This Award Agreement is entered into between PINEAPPLE FINANCIAL CORP. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	(the “Grant Date”),

2.	(the “Participant”)

3.	was granted ________________Share Units (“Share Units”), in accordance with the terms of the Plan, which Share Units will vest as follows:

Number of Share Units	Time Vesting Conditions	Performance Vesting Conditions

all on the terms and subject to the conditions set out in the Plan.

4.	Subject to the terms and conditions of the Plan, the performance period for any performance- based Share Units granted hereunder commences on the Grant Date and ends at the close of business on [●] (the “Performance Period”), while the restriction period for any time-based Share Units grantedhereunder commences on the Grant Date and ends at the close of business on [●] (the “Restriction Period”). Subject to the terms and conditions of the Plan, Share Units will be redeemed and settledfifteen days after the applicable Vesting Date, all in accordance with the terms of the Plan.

5.	By signing this Award Agreement, the Participant:

(a)	acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated intoand form part of this Award Agreement (subject to any specific variations contained in this Award Agreement);

(b)	acknowledges that, subject to the vesting and other conditions and provisions in this Award Agreement, each Share Unit awarded to the Participant shall entitle the Participant toreceive on settlement an aggregate cash payment equal to the FMV of a Share or,at the election of the Company and in its sole discretion, one Share of the Company. For greater certainty, no Participant shall have any right to demand to be paid in, or receive,Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Company to settle any Share Unit, or portion thereof, in the form of Shares, the Company reserves the right to change such form of payment at any time until payment is actually made;

(c)	acknowledges thatheor she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any Share Unit, as determined by the Company in its sole discretion;

(d)	agrees that a Share Unit does not carry any voting rights; and

(e)	acknowledges that thevalue of the Share Units granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed.

6.	The Participant: (a) acknowledges and represents that the Participant fully understands and agreesto be bound by the terms and provisions of this Award Agreement and the Plan; (b) agrees andacknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Award Agreement, and (c) hereby accepts these Share Units subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Award Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Award Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement.

7.	This Award Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively, the “Parties”) with respect to the Share Units and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Award Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Award Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

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IN WITNESS WHEREOF the Company and the Participant have executed this Award Agreement as of_________, 20___ .

PINEAPPLE FINANCIAL CORP.

Per:
Authorized Signatory

[NAME OF PARTICIPANT]

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.